UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation	(Commission File Number)	(I.R.S. EmployerIdentification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 19, 2014, Applied Optoelectronics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James and Piper Jaffray & Co. as representatives of the several underwriters named in Schedule I attached thereto (the “Underwriters”) and the selling stockholders named in Schedule II attached thereto (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), of which 1,575,235 shares are being sold by the Company and 1,424,765 shares are being sold by the Selling Stockholders. The offering price to the public is $24.25 per share and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $22.916 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 450,000 shares of common stock.

The Shares will be issued pursuant to (i) a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2014 (File No. 333-194379 ), which was declared effective by the SEC on March 19, 2014, (ii) a registration statement on Form S-1filed with the SEC on March 19, 2014 (File No. 333-194696), which became effective upon filing with the SEC, and (iii) a related prospectus filed with the SEC on March 20, 2014. The closing of the Offering and the delivery of the Shares are expected to take place on March 25, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2014, the Company entered into a Lease Agreement (the “Agreement”) for office space located at 2F, No. 700, Jhongjheng Rd., Jhonghe District, New Taipei City 23552, Taiwan (R.O.C.) (the “Premise”), with Taiwan Furniture Manufacturers’ Association (the “Lessor”) in Taipei, Taiwan for a 6 month lease beginning on March 19, 2014 and ending on September 18, 2014 (the “Lease Period”). The leased Premise is to be used for temporary office space.

The Company paid Lessor a deposit of 224,000 New Taiwan Dollars at the time of execution of the Agreement. The Lessor agrees to return such deposit to the Company without interest after the Company vacates and returns the Premise to the Lessor at the expiration of the Agreement.

Company agrees to pay Lessor 112,000 New Taiwan Dollars per month as rent for the duration of the Lease Period.

Item 8.01	Other Events.

On March 20, 2014, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 19, 2014 by and among Raymond James and Piper Jaffray & Co.as representatives of the several underwriters named in Schedule I attached thereto,and the Selling Stockholders.

1.2	Translation of Lease Agreement dated March 18, 2014 between the Company and Taiwan Furniture Manufacturers’ Association for office space at 2F, No. 700, Jhongjheng Rd., Jhonghe District, New Taipei City 23552, Taiwan (R.O.C.).

99.1	Press release dated March 20, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2014	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 19, 2014 by and among Raymond James and Piper Jaffray & Co.as representatives of the several underwriters named in Schedule I attached thereto,and the Selling Stockholders.

1.2	Translation of Lease Agreement dated March 18, 2014 between the Company and Taiwan Furniture Manufacturers’ Association for office space at 2F, No. 700, Jhongjheng Rd., Jhonghe District, New Taipei City 23552, Taiwan (R.O.C.).

99.1	Press release dated March 20, 2014.

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